As filed with the Securities and Exchange Commission on March 28, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ImmunityBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	43-1979754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3530 John Hopkins Court

San Diego, California 92121

(844) 696-5235

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Adcock

Chief Executive Officer and President

3530 John Hopkins Court

San Diego, California 92121

(844) 696-5235

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin J. Waters Thomas E. Hornish Wilson Sonsini Goodrich & Rosati, Professional Corporation 12235 El Camino Real San Diego, CA 92130-3002 (858) 350-2300	Jason Liljestrom General Counsel and Corporate Secretary ImmunityBio, Inc. 3530 John Hopkins Court San Diego, California 92121 (844) 696-5235

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 28, 2024

PROSPECTUS

ImmunityBio, Inc.

2,432,894 Shares of Common Stock, and

Up to $10,000,000 of Shares of Common Stock underlying the Option

Offered by the Selling Stockholders

This prospectus relates to the offer and sale from time to time by the selling stockholders named in this prospectus or their permitted transferees (the “selling stockholders”) of (i) 2,432,894 shares of our common stock, $0.0001 par value per share (the “common stock”) and (ii) up to $10,000,000 of shares of our common stock (the “Option Shares”) that are issuable upon exercise of an option, at a price per share to be determined by the 30-day trailing volume weighted average price of the common stock, calculated from the date of exercise (the “Option”), granted pursuant to the Stock Purchase and Option Agreement, dated as of December 29, 2023, by and between ImmunityBio, Inc. and the selling stockholders named therein (the “Option Agreement”). We will not receive any proceeds from the sale of shares of common stock by the selling stockholders pursuant to this prospectus. We will receive proceeds of up to $10,000,000 upon the exercise of the Option by the selling stockholders for cash.

The selling stockholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of common stock. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Global Select Market under the symbol “IBRX.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 6 of this prospectus and “Item 1A—Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time the selling stockholders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in our securities, you should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “ImmunityBio, Inc.,” “ImmunityBio,” “we,” “our” and “us” refer, collectively, to ImmunityBio, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Our Business

We are an integrated clinical-stage biotechnology company discovering, developing, and commercializing next-generation immuno- and cellular therapies that bolster the natural immune system to drive and sustain an immune response. Using our proprietary platforms that amplify both the innate and adaptive branches of the immune system, our teams of clinical, scientific, and manufacturing experts, advance novel therapies and vaccines aimed at defeating urologic and other cancers, as well as infectious diseases. Although such designations may not lead to a faster development process or regulatory review and may not increase the likelihood that a product candidate will receive approval, N-803 (“Anktiva”), our lead biologic commercial product candidate, has received Breakthrough Therapy and Fast Track designations and is currently under review by the U.S. Food and Drug Administration (the “FDA”) for treatment in combination with bacillus Calmette-Guérin (“BCG”) of patients with BCG-unresponsive non-muscle invasive bladder cancer (“NMIBC”) with carcinoma in situ (“CIS”) with or without Ta or T1 disease and has a new user fee goal date (PDUFA date) of April 23, 2024.

Our platforms and their associated product candidates are designed to attack cancer and infectious pathogens by activating both the innate immune system, including—natural killer (“NK”) cells, dendritic cells, and macrophages, as well as—the adaptive immune system comprising—B and T cells,—in an orchestrated manner. The goal of this potentially best-in-class approach is to generate immunogenic cell death thereby eliminating rogue cells from the body whether they are cancerous or virally-infected. Our ultimate goal is to overcome the limitations of current treatments, such as checkpoint inhibitors, and/or reduce the need for standard high-dose chemotherapy in cancer by employing this coordinated approach to establish “immunological memory” that confers long-term benefit for the patient.

Our proprietary platforms for the development of biologic product candidates include: (i) antibody-cytokine fusion proteins, (ii) DNA, RNA, and recombinant protein vaccines, and (iii) cell therapies. These platforms have generated 9 novel therapeutic agents for which clinical trials are either underway or planned in solid and liquid tumors. Specifically, our clinical focus includes bladder, lung, and colorectal cancers and glioblastoma multiforme (“GBM”), which are among the most frequent and lethal cancer types, and where there are high failure rates for existing standards of care or no available effective treatment.

Our lead biologic commercial product candidate Anktiva is an IL-15 superagonist antibody-cytokine fusion protein. In May 2022, we announced the submission of a Biologics License Application (“BLA”) to the FDA for Anktiva in combination with BCG for the treatment of patients with BCG-unresponsive NMIBC with CIS with or without Ta or T1 disease. On May 9, 2023, the FDA delivered a complete response letter (“CRL”) to us regarding the BLA filed in May 2022, indicating that the FDA had determined that it could not approve the original BLA submission in its initial form, and the FDA made recommendations to address the issues raised. The deficiencies in the CRL related to the FDA’s pre-license inspection of the company’s third-party contract manufacturing organizations (“CMOs”), among other items. Satisfactory resolution of the observations noted at the pre-license inspection would be required before the BLA could be approved. At the time, the FDA further provided recommendations specific to additional Chemistry, Manufacturing and Controls (“CMC”) issues and assays to be resolved. The CRL did not request new preclinical studies or Phase III clinical trials to evaluate safety or efficacy. The FDA requested that the company provide updated duration of response data for the efficacy population as identified by the FDA in the company’s resubmission, as well as a safety update.

On October 23, 2023, we announced that we had completed the resubmission of the BLA addressing the issues in the CRL. As part of our resubmission, we provided an update of the duration of response regarding the responders identified by the FDA in the efficacy population for BCG unresponsive subjects with high-risk CIS disease. On October 26, 2023, we announced that the FDA had accepted our BLA resubmission for review and considered it as a complete response to the CRL. The FDA has set a new user fee goal date (PDUFA date) of April 23, 2024. While we believe the BLA resubmission addresses the issues identified in the CRL, there is no guarantee that the FDA will ultimately agree that such issues have been successfully addressed and resolved. It is unclear when the FDA will approve our BLA, if at all.

Our Strategy

We seek to become a leading global immunological therapeutics company by creating next-generation immuno- and cell therapies to address serious unmet needs within urologic and other cancers as well as infectious diseases. To achieve this goal, the key elements of our strategy include:

•

advancing the approval and commercialization of our lead IL-15 superagonist antibody-cytokine fusion protein, N-803, as an integral component of immunotherapy combinations, including those with checkpoint inhibitors;

•	continuously scrutinizing our clinical pipeline;

•	accelerating product candidates generated from our immunotherapy platforms with registrational intent to address difficult-to-treat oncological and infectious disease indications;

•

continuing to prospect, license, and acquire technologies to complement and strengthen our platforms and product candidates, both as single agent and combination therapies, in order to optimize responses of the innate and adaptive immune systems to generate cellular memory against multiple tumor types and infectious diseases;

•	investing in our discovery, development, and manufacturing capabilities for our next-generation product candidates in both oncology and infectious disease; and

•	cultivating new and expanding existing collaborations for our multi-stage pipeline to reach global scale efficiently.

Corporate Information

ImmunityBio, Inc. was established following a series of mergers and name changes. We were incorporated in Illinois on October 7, 2002 under the name ZelleRx Corporation. Our name was later changed to Conkwest, Inc., and we were reincorporated in the state of Delaware in March 2014. On July 10, 2015, we changed our name to NantKwest, Inc.

NantCell, LLC was originally organized as a Delaware limited liability company in November 2014. In April 2015, it was converted to a Delaware corporation, NantCell, Inc., and in May 2019 changed its name to ImmunityBio, Inc. (a private company).

On December 21, 2020, NantKwest, Inc. and ImmunityBio, Inc. entered into a merger agreement (the Merger Agreement) providing for the combination of the two companies (the Merger), with NantKwest, Inc. being the surviving company which then changed its name to ImmunityBio, Inc. (and ImmunityBio, Inc., a private company, changed its name back to NantCell, Inc. and is now our wholly owned subsidiary). At the time, NantKwest, Inc. was an innovative, clinical-stage immunotherapy company focused on harnessing the power of the innate immune system to treat cancer and infectious diseases, and ImmunityBio, Inc. was a clinical-stage immunotherapy company developing next-generation therapies that drive immunogenic mechanisms for defeating cancer and infectious diseases, with an immunotherapy platform designed to activate both the innate and adaptive immune systems to create long-term “immunological memory.” We believe that the Merger, which closed on March 9, 2021, combined two companies to create a clinical-stage biotechnology company developing next-generation therapies and vaccines that complement, harness, and amplify the immune system to defeat cancers and infectious diseases.

ImmunityBio, Inc. is incorporated in Delaware and its principal executive offices are located in San Diego, California at 3530 John Hopkins Court, San Diego, California 92121. Our telephone number is (844) 696-5235. Our website address is https://www.immunitybio.com. Information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus and you should not consider information on, or that can be accessed through, our website to be part of this prospectus. Inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our securities.

We use ImmunityBio, the ImmunityBio logo, and other marks as trademarks in the United States and other countries. This prospectus, the accompanying prospectus supplement and the other documents incorporated by reference contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, the accompanying prospectus supplement and the other documents incorporated by reference, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. We may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

The Securities That May Be Offered

The selling stockholders identified herein may from time to time offer and sell shares of our common stock. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. We will not receive any proceeds from the sale of our common stock by the selling stockholders. We will receive proceeds of up to $10,000,000 upon the exercise of the Option by the selling stockholders for cash.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section titled “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

The selling stockholders may offer shares of our common stock, par value $0.0001 per share. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

THE OFFERING

Shares of common stock offered by the selling stockholders	2,432,894 shares of common stock.

Shares of common stock underlying the Option offered by the selling stockholders	Up to $10,000,000 of shares of common stock that are issuable upon exercise of the Option, at a price per share to be determined by the 30-day trailing volume weighted average price of the common stock, calculated from the date of exercise.

Shares of common stock outstanding prior to the exercise of the Option	677,003,411 shares of common stock (excluding 163,800 shares held by a majority owned subsidiary of ours which are treated as treasury shares for accounting purposes), as of March 26, 2024.

Shares of common stock outstanding after the exercise of the Option	679,032,627 shares of common stock (excluding 163,800 shares held by a majority owned subsidiary of ours which are treated as treasury shares for accounting purposes)(1)

Use of Proceeds	We will not receive any of the proceeds from the sale of common stock by the selling stockholders. We will receive proceeds of up to $10,000,000 upon the exercise of the Option by the selling stockholders for cash. See “Use of Proceeds.”

Risk Factors	Before investing in our securities, you should carefully read and consider the risks described under the heading “Risk Factors” beginning on page 6 of this prospectus.

Nasdaq Ticker Symbol	Our common stock is listed on Nasdaq under “IBRX.”

(1)

The number of shares issuable upon the exercise of the Option will be determined based on an exercise price per share to be determined by the 30-day trailing volume weighted average price of the common stock, calculated from the date of exercise. For illustrative purposes, this table calculates the number of shares to be issued based on an assumed exercise price equal to the 30-day trailing volume weighted average price of the common stock, calculated as of March 26, 2024. We intend to file a prospectus supplement if and when the Option is exercised to update this Selling Stockholder table to reflect the number of shares being offered for resale by the Selling Stockholders and to identify the specific entities affiliated with Oberland Capital Management LLC that will have received the Option Shares.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the section of the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q, if applicable, filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements that are not historical facts and can be identified by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “schedule,” “goal,” “predicts,” “projects,” “seek,” “should,” “potential,” or “continue,” or the negative of such terms and other same terminology. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. Statements of past performance, efforts, or results of our preclinical and clinical trials, about which inferences or assumptions may be made, can also be forward-looking statements and are not indicative of future performance or results. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Forward-looking statements include, but are not limited to, statements concerning the following:

•	our ability to develop next-generation therapies and vaccines that complement, harness, and amplify the immune system to defeat cancers and infectious diseases;

•	our ability to obtain additional financing to fund our operations and complete the development and commercialization of our various product candidates;

•	whether or not the FDA will ultimately determine that the BLA resubmission and related actions successfully address and resolve the issues identified in the CRL;

•	our ability, and the ability of our third-party CMOs, to adequately address the issues raised in the FDA’s CRL;

•	whether the FDA approval milestone after which Oberland Capital Management LLC and its affiliates (“Oberland”) may purchase $100.0 million in Revenue Interests will be achieved;

•

our ability to meet our payment obligations under the Revenue Interest Purchase Agreement (the “RIPA”) and to service the interest on our related-party promissory notes and repay such notes, to the extent required;

•	our ability to comply with the terms, conditions, covenants, restrictions, and obligations set forth in the RIPA and related transaction documents;

•	our expectations regarding the potential benefits of our strategy and technology;

•	our ability to forecast operating results and make period-to-period comparisons predictive of future performance due to fluctuations in warrant values;

•	our expectations regarding the operation and effectiveness of our product candidates and related benefits;

•	our ability to utilize multiple modes to induce cell death;

•	our beliefs regarding the benefits and perceived limitations of competing approaches, and the future of competing technologies and our industry;

•	details regarding our strategic vision and planned product candidate pipeline;

•

our beliefs regarding the success, cost and timing of our product candidate development activities and current and future clinical trials and studies, including study design and the enrollment of patients;

•	the timing of the development and commercialization of our product candidates;

•

our expectations regarding our ability to utilize the Phase I/II aNK and haNK® clinical trials data to support the development of our product candidates, including our haNK, taNK, t-haNK™, MSC, and M-ceNK™ product candidates;

•

our expectations regarding the development, application, commercialization, marketing, prospects and use generally of our product candidates, including Anktiva, hAd5 and saRNA constructs, and PD-L1 t-haNK and M-ceNK;

•

the timing or likelihood of regulatory filings or other actions and related regulatory authority responses, including any planned investigational new drug, BLA or New Drug Application filings or pursuit of accelerated regulatory approval pathways or orphan drug status and Breakthrough Therapy designations;

•

our ability to implement an integrated discovery ecosystem and the operation of that planned ecosystem, including being able to regularly add neoepitopes and subsequently formulate new product candidates;

•	the ability and willingness of strategic collaborators to share our vision and effectively work with us to achieve our goals;

•	the ability and willingness of various third parties to engage in research and development activities involving our product candidates, and our ability to leverage those activities;

•	our ability to attract additional third-party collaborators;

•	our expectations regarding the ease of administration associated with our product candidates;

•	our expectations regarding patient compatibility associated with our product candidates;

•	our beliefs regarding the potential markets for our product candidates and our ability to serve those markets;

•	our expectations regarding the timing of enrollment and submission of our clinical trials, and protocols related to such trials;

•	our ability to produce an antibody-cytokine fusion protein, a DNA, RNA, or recombinant protein vaccine, or a cell therapy;

•

our beliefs regarding the potential manufacturing and distribution benefits associated with our product candidates, and our third-party CMOs’ abilities to follow current Good Manufacturing Practice standards to scale up the production of our product candidates;

•	our plans regarding our manufacturing facilities and our belief that our manufacturing is capable of being conducted in-house;

•

our belief in the potential of our antibody-cytokine fusion proteins, DNA, RNA, or recombinant protein vaccines, or cell therapies, and the fact that our business is based upon the success individually and collectively of these platforms;

•

our belief regarding the magnitude or duration for additional clinical testing of our antibody-cytokine fusion proteins, DNA, RNA or recombinant protein vaccines, or cell therapies, along with other product candidate families;

•

even if we successfully develop and commercialize specific product candidates like our N-803 or PD-L1 t-haNK, our ability to develop and commercialize our other product candidates either alone or in combination with other therapeutic agents;

•	the ability to obtain and maintain regulatory approval of any of our product candidates, and any related restrictions, limitations and/or warnings in the label of any approved product candidate;

•	our ability to commercialize any approved products;

•	the rate and degree of market acceptance of any approved products;

•	our ability to attract and retain key personnel;

•	the accuracy of our estimates regarding our future revenue, as well as our future operating expenses, capital requirements and needs for additional financing;

•	our ability to obtain, maintain, protect, and enforce patent protection and other proprietary rights for our product candidates and technologies;

•	the terms and conditions of licenses granted to us and our ability to license additional intellectual property relating to our product candidates and technology;

•	any government shutdown, which could adversely affect the U.S. and global economies, and materially and adversely affect our business and/or our BLA submission;

•	the impact on us, if any, if the contingent value rights held by former Altor BioScience, LLC stockholders become due and payable in accordance with their terms; and

•	regulatory developments in the U.S. and foreign countries.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may materially differ from the projections.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our securities by the selling stockholders pursuant to this prospectus. We will receive proceeds of up to $10,000,000 upon the exercise of the Option by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time of (i) 2,432,894 shares of our common stock and (ii) up to $10,000,000 of the Option Shares that are issuable upon exercise of the Option. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders pursuant to this prospectus. We will receive proceeds of up to $10,000,000 upon the exercise of the Option by the selling stockholders for cash.

The selling stockholders may from time to time offer and sell any or all of the common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “selling stockholders” includes the entities listed in the table below, together with any additional selling stockholders listed in any prospectus supplement, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling stockholders’ interests in the common stock, other than through a public sale.

Except as set forth in the footnotes below, the following table sets forth certain information as of March 26, 2024 regarding the beneficial ownership of our common stock by the selling stockholders and the shares of common stock being offered by the selling stockholders. The applicable percentage ownership of common stock is based on approximately 677,003,411 shares of common stock outstanding as of March 26, 2024 (excluding 163,800 shares held by a majority owned subsidiary of ours which are treated as treasury shares for accounting purposes). Information with respect to shares of common stock owned beneficially after the offering assumes the sale of all of the shares of common stock registered hereby. The selling stockholders may offer and sell some, all or none of their shares of common stock. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares.

Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. We have prepared the table based on information given to us by, or on behalf of, the selling stockholders.

Please see “Plan of Distribution” in this prospectus for further information regarding the selling stockholders’ method of distributing these shares.

	Shares of Common Stock Beneficially Owned Prior to Offering				Shares of Common Stock Being Offered (1)		Shares of Common Stock to be Beneficially Owned After Offering
Name of Selling Stockholder	Number		Percentage		Number		Number	Percentage
TPC Investments II LP(2)(3)	973,158		0.14%		973,158		—	—%
TPC Investments III LP(2)(3)	486,579		0.07%		486,579		—	—%
TPC Investments Solutions LLC(2)(3)	790,690		0.12%		790,690		—	—%
TPC Investments Solutions Co-Invest LP(2)(3)	182,467		0.03%		182,467		—	—%
Entities affiliated with Oberland Capital Management LLC(3)	2,029,216	(4)	0.30	%(4)	2,029,216	(4)	—	—%

(1)

The amount set forth in this column is the number of shares of common stock that may be offered by the selling stockholders, or any of them, in the aggregate using this prospectus. This amount does not represent any other shares of our common stock that the selling stockholders may own beneficially or otherwise.

(2)

Oberland Capital Management LLC, the investment manager of each of the TPC Entities, has voting and investment power over these securities. The address of Oberland Capital Management LLC is 1700 Broadway, 37th Floor, New York, New York 10019.

(3)

On December 29, 2023, we entered into a Revenue Interest Purchase Agreement with the selling stockholders. For more information, see Note 9, Revenue Interest Purchase Agreement, of the “Notes to Consolidated Financial Statements” that appears in Part II, Item 8. “Financial Statements and

Supplementary Data” of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 19, 2024.
(4)

The number of shares issuable upon the exercise of the Option will be determined based on an exercise price per share to be determined by the 30-day trailing volume weighted average price of the common stock, calculated from the date of exercise. For illustrative purposes, this table calculates the number of shares to be issued based on an assumed exercise price equal to the 30-day trailing volume weighted average price of the common stock, calculated as of March 26, 2024. The percentage of shares of common stock beneficially owned prior to the offering is calculated based (x) upon 2,029,216 shares issuable upon the exercise of the Option divided by (y) the sum of (i) 677,003,411, the number of shares of our common stock issued and outstanding as of March 26, 2024, plus (ii) 2,029,216 shares issuable upon the exercise of the Option. We intend to file a prospectus supplement if and when the Option is exercised to update this Selling Stockholder table to reflect the number of shares being offered for resale by the Selling Stockholders and to identify the specific entities affiliated with Oberland Capital Management LLC that will have received the Option Shares.

DESCRIPTION OF CAPITAL STOCK

The description of our Common Stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 19, 2024.

PLAN OF DISTRIBUTION

We are registering the resale by the selling stockholders of (i) 2,432,894 shares of our common stock and (ii) up to $10,000,000 of the Option Shares that are issuable upon exercise of the Option.

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of our common stock.

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. We will receive proceeds of up to $10,000,000 upon the exercise of the Option by the selling stockholders. The aggregate proceeds to the selling stockholders will be the sale price of the common stock less any discounts and commissions borne by the selling stockholders.

The shares of common stock offered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares of common stock by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•

through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters, agents or broker-dealers;

•	privately negotiated transactions;

•	options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell shares of common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares of common stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares of common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling stockholder or borrowed from any selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. If treated as so under applicable securities laws, the third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling stockholder may otherwise loan or pledge shares of common stock to a financial institution or other third party that in turn may sell the shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares of common stock covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for them may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by selling stockholders who are “underwriters,” and the compensation of any broker-dealer who executes sales for them, may be deemed to be underwriting discounts and commissions.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the common stock against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares of common stock is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of common stock offered by this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of ImmunityBio, Inc. appearing in ImmunityBio, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.immunitybio.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 19, 2024;

•	our Current Reports on Form 8-K filed with the SEC on January 2, 2024 and February 26, 2024; and

•

the description of our Common Stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 19, 2024, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

ImmunityBio, Inc.

Attn: Investor Relations

3530 John Hopkins Court

San Diego, California 92121

(844) 696-5235

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth fees and expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than discounts and commissions to be paid to agents or underwriters. All amounts shown are estimates except for the Securities and Exchange Commission, or the SEC, registration fee and the Financial Industry Regulatory Authority, or FINRA, filing fee.

Amount to be Paid
SEC registration fee for securities offered by the selling stockholders identified in the prospectus	$3,537
Accounting fees and expenses	20,000
Printing and engraving expenses	5,000
Legal fees and expenses	50,000
Miscellaneous expenses	1,463

Total	$80,000

Item 15.	Indemnification of Directors and Officers

The Registrant’s amended and restated certificate of incorporation, as amended contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the Registrant’s directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Registrant must indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in its amended and restated certificate of incorporation and amended and restated bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 17 herein.

Item 16.	Exhibits

Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date

4.1	Stock Purchase and Option Agreement, dated as of December 29, 2023, by and between TPC Investments II LP, TPC Investments III LP, TPC Investments Solutions LLC, and TPC Investments Solutions Co-Invest LP and ImmunityBio, Inc.	10-K	001-37507	10.5	March 19, 2024

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1*	Power of Attorney (included on the signature page to this Registration Statement)

107*	Filing Fee Table

*	Filed herewith.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 28, 2024.

IMMUNITYBIO, INC.

By:	/s/ Richard Adcock
Richard Adcock Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard Adcock, David Sachs and Jason Liljestrom, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Richard Adcock Richard Adcock	Chief Executive Officer, President and Director and Director (Principal Executive Officer)	March 28, 2024

/s/ David C. Sachs David C. Sachs	Chief Financial Officer (Principal Financial Officer)	March 28, 2024

/s/ Regan J. Lauer Regan J. Lauer	Chief Accounting Officer (Principal Accounting Officer)	March 28, 2024

/s/ Patrick Soon-Shiong Patrick Soon-Shiong	Global Chief Scientific and Medical Officer and Executive Chairman of the Board of Directors	March 28, 2024

/s/ Barry J. Simon Barry J. Simon	Chief Corporate Affairs Officer and Director	March 28, 2024

/s/ Michael D. Blaszyk Michael D. Blaszyk	Director	March 28, 2024

/s/ John Owen Brennan John Owen Brennan	Director	March 28, 2024

/s/ Wesley Clark Wesley Clark	Director	March 28, 2024

/s/ Cheryl L. Cohen Cheryl L. Cohen	Director	March 28, 2024

/s/ Linda Maxwell, M.D. Linda Maxwell, M.D.	Director	March 28, 2024

/s/ Christobel Selecky Christobel Selecky	Director	March 28, 2024